Exhibit 99.3

McGurk Studios Limited

Unaudited Profit and Loss Account

for the quarter ended 31st March 2007

£
TURNOVER	1,366,182
Cost of sales	949,980

GROSS PROFIT	416,202
Administrative expenses	384,654

OPERATING PROFIT	31,548
Interest receivable and similar income	—

31,548
Interest payable and similar charges	25,839

PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION	5,709
Tax on profit on ordinary activities	1,827

PROFIT FOR THE FINANCIAL YEAR AFTER TAXATION	3,882

McGurk Studios Limited

Unaudited Condensed Balance Sheet

31st March 2007

	£	£
FIXED ASSETS
Tangible assets		1,281,531
CURRENT ASSETS
Stocks	233,410
Debtors	1,747,502
Cash and cash equivalents	150,415

	2,131,327
CREDITORS
Amounts falling due within one year	1,925,216

NET CURRENT ASSETS		206,111

TOTAL ASSETS LESS CURRENT LIABILITIES		1,487,642
CREDITORS
Amounts falling due after more than one year		10,424
PROVISIONS FOR LIABILITIES		227,941

NET ASSETS		1,249,277

CAPITAL AND RESERVES
Called up share capital		100,000
Profit and loss account		1,149,277

SHAREHOLDERS’ FUNDS		1,249,277